EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT: Investor Relations: David L. Piazza Vice President, Finance 703.742-5312 dpiazza@quadramed.com

Media Relations:
Lori A. Tagami
Vice President, Marketing
703-742-5376
ltagami@quadramed.com

QuadraMed Agrees to Securities Litigation Settlement

Reston, Virginia – (February 10,2004) – QuadraMed Corporation announced today that it had agreed with the plaintiffs’ counsel to settle the securities litigation case filed in October 2002 against Quadramed and certain of its officers and directors. The settlement amount will be principally covered by insurance. The parties agreed to work promptly to submit papers to the court for preliminary approval and to take all steps necessary to document the agreed upon settlement.

QuadraMed continues to have discussions with the plaintiffs’ counsel and the court in the derivative litigation. The Company said it intends to defend itself vigorously against the allegations made in that case. However, the ultimate outcome of that matter cannot presently be determined.

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical to patient information management and revenue cycle to health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose healthcare experience has earned QuadraMed the trust and loyalty of its more than 1,500 customers. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,”

“expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement.

QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

CONTACT: QuadraMed Corporation, Lori Tagami (media), 703-742-5376, ltagami@quadramed.com or Carey Rutigliano (investors), 415-482-2320, crutigliano@quadramed.com.

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